EuroPacific Growth Fund
333 South Hope Street
Los Angeles, CA 90071

Telephone (213) 486-9200
Fax (213) 486-9455

September 30, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items  48K1, 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1, 74V2 and 75B complete answers are as follows:

Item 48K1 and K2
Advisory Contract ($000’s omitted)

K1) Maximum Asset Value	$115,000,000
K2) Maximum Fee Rate	0.397

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	852,318
Class B	14,794
Class C	62,203
Class F1	202,042
Class F2	152,850
Total	1,284,207
Class 529-A	23,449
Class 529-B	1,637
Class 529-C	8,509
Class 529-E	1,305
Class 529-F1	1,659
Class R-1	7,880
Class R-2	30,585
Class R-3	183,516
Class R-4	321,314
Class R-5	368,153
Class R-6	375,942
Total	1,323,949

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$34.20
Class B	$33.74
Class C	$33.23
Class F1	$34.02
Class F2	$34.23
Class 529-A	$33.90
Class 529-B	$33.23
Class 529-C	$33.09
Class 529-E	$33.58
Class 529-F1	$33.94
Class R-1	$32.90
Class R-2	$33.10
Class R-3	$33.51
Class R-4	$33.62
Class R-5	$34.23
Class R-6	$34.29

Item 75B
Monthly Average Net Assets during this period ($000)

75B) Monthly Average	$108,989,359